UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2015
HAWKINS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate Roseville, MN	55113
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code   (612) 331-6910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At our annual meeting of shareholders held July 30, 2015, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on June 26, 2015 (File No. 0-7647), were voted upon by our shareholders as set forth below:
Proposal One – Election of Directors
Our shareholders elected each of the eight nominees to our Board of Directors, based on the following votes:

Director Nominee	For	Against	Broker Non-Votes
John S. McKeon	6,536,915.697	1,734,240.710	–
Patrick H. Hawkins	8,099,156.407	172,000.000	–
James A. Faulconbridge	6,587,520.795	1,683,635.612	–
Duane M. Jergenson	8,073,488.407	197,668.000	–
Mary J. Schumacher	7,936,735.795	334,420.612	–
Daryl I. Skaar	7,969,840.407	301,316.000	–
James T. Thompson	8,052,972.407	218,184.000	–
Jeffrey L. Wright	6,582,933.407	1,688,223.000	–
Proposal Two – Re-Approval of Material Terms of 2010 Omnibus Incentive Plan
Our shareholders re-approved the material terms of our 2010 Omnibus Incentive Plan for purposes of Section 162(M) of the Internal Revenue Code, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
7,985,924.643	268,843.947	16,387.817	–
Proposal Three – Non-Binding Advisory Vote on Executive Compensation
Our shareholders approved, on an advisory basis, the compensation of our executive officers as disclosed in the above-referenced proxy statement, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
7,906,674.761	328,013.598	36,468.048	–

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HAWKINS, INC.

Date: August 3, 2015	/s/ Kathleen P. Pepski Kathleen P. Pepski Vice President, Chief Financial Officer, and Treasurer